UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5720

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2012, Harvest Natural Resources, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Knight Capital Americas, L.P. (the “Agent”). Pursuant to the terms of the Agreement, the Company may sell from time to time through the Agent, as the Company’s sales agent, common stock of the Company having an aggregate offering price of up to $75 million (the “Stock”). Sales of the Stock, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices. The Stock will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-162858).

The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto. The legal opinion and consent relating to the Stock are included as Exhibits 5.1 and 23.1, respectively, hereto.

Item 7.01	Regulation FD Disclosure.

Also on March 30, 2012, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto, announcing the Agreement and the offering of the Stock.

Item 9.01	Exhibits.

(d) Exhibits.

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated March 30, 2012 by and among the Company and Knight Capital Americas, L.P.

5.1	Opinion of Fulbright & Jaworski L.L.P.

23.1	Consent of Fulbright & Jaworski L.L.P. (Included in Exhibit No. 5.1)

99.1	Press release of Harvest Natural Resources, Inc. dated March 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

Dated: March 30, 2012	By:	/S/ KEITH L. HEAD
Keith L. Head

Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated March 30, 2012 by and among the Company and Knight Capital Americas, L.P.

5.1	Opinion of Fulbright & Jaworski L.L.P.

23.1	Consent of Fulbright & Jaworski L.L.P. (Included in Exhibit No. 5.1)

99.1	Press release of Harvest Natural Resources, Inc. dated March 30, 2012.